S-1

                                                     Exhibit 4.14

                     AMENDMENT AND CONSENT

     This AMENDMENT AND CONSENT, dated as of December 9, 1999 (this "Amendment"), is made by and among SRI RECEIVABLES PURCHASE CO., INC., a corporation organized and existing under the laws of the State of Delaware, as Transferor (the "Transferor"), SPECIALTY RETAILERS, INC., a corporation organized and existing under the laws of Texas, as Servicer (the "Servicer"), and BANKERS TRUST (DELAWARE), a banking corporation organized and existing under the laws of the State of Delaware, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee") under the Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "Agreement"), among the Transferor, the Servicer and the Trustee.

                           Background

     A. The parties named above are all parties to the Agreement and to a Series 1999-1 Supplement (the "Series Supplement") to the Agreement. Capitalized terms used and not otherwise defined in this Amendment and Consent are used as defined in the Supplement or, if not defined therein, in the Agreement.

     B. The Transferor wishes to amend the Agreement and the Series Supplement in connection with the issuance of the Policy and to obtain the consent of the Investor Certificateholders and other affected parties to such amendment.


                           Amendment

     1. Amendments to Agreement and Supplement. Upon execution of this Amendment and Consent by the Transferor, the Servicer and the Trustee, and acknowledgment of this Amendment and Consent by each party designated on the signature pages hereto:

          (a)   The  proviso  contained  in  clause  (c)  of  the
     definition  of  "Eligible  Receivable"  contained   in   the
     Agreement is restated in its entirety to read as follows:

          "provided, however that (A) no more than 6.00% of all Eligible Receivables shall be from Obligors which are non-U.S. Persons, unless the Rating Agency provides its written consent to an increase in such percentage and
          (B) no more than 3.00% of all Eligible Receivables shall be from obligors with billing addresses in Mexico, unless the Rating Agency provides its written consent to an increase in such percentage";

          (b) Section 3.6(a) of the Agreement is amended by amending and restating the penultimate sentence of that Section to read as follows:

          "On or before the 150th day following the end of each Transferor Fiscal Year, beginning with the Transferor Fiscal Year ending February 5, 1993, the Servicer shall also cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish to the Trustee, any Enhancement Provider and each Rating Agency audited financial statements with respect to Stage Stores, Inc. and its subsidiaries and the Transferor along with a copy of the annual management letter prepared by such auditors pertaining to Stage Stores, Inc. and its subsidiaries."; and

          (c) the Supplement is amended by adding all of the text marked with double underscore and deleting all scored through text appearing in the conformed copy of the Series Supplement attached as Exhibit A to this Amendment and Consent.

     2. Instruction and Confirmation. The Transferor hereby instructs the Trustee to execute the Insurance Agreement (as defined in Exhibit A). The Servicer hereby confirms that the fee and indemnification provisions of the Agreement shall apply to the execution by the Trustee of this Amendment and Consent, the Enhancement Supplement and the Insurance Agreement and all
actions   taken  by  the  Trustee  in  connection  herewith   and
therewith.

     3. Miscellaneous. THIS AMENDMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT AND CONSENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     IN  WITNESS  WHEREOF, the Transferor, the Servicer  and  the
Trustee have caused this Amendment and Consent to be duly executed by their respective officers as of the day and year first above written.
                     SRI Receivables Purchase Co., Inc.,
                     Transferor


                     By: /s/ Charles M. Sledge
                       Name: Charles M. Sledge
                       Title: SVP Finance & Treasurer


                     Specialty Retailers, Inc., Servicer


                     By: /s/ Charles M. Sledge
                       Name: Charles M. Sledge
                       Title: SVP Finance & Treasurer


                     Bankers Trust (Delaware), not in its
                     individual capacity but solely as Trustee


                     By: /s/ Illegible
                       Name: Illegible
                       Title: AVP

By its signature below, each party identified below consents to the amendments to the Agreement and the Series Supplement made by paragraph 1 above and to the terms of the Enhancement Supplement attached as Exhibit B to this Amendment and Consent, and instructs the Trustee to execute this Amendment and Consent and the Enhancement Supplement.

Accepted and agreed,

Credit Suisse First Boston Corporation


By: /s/ Michael Raynes
      Name: Michael Raynes
      Title: Director

By:_______________________________________
      Name:__________________________________
      Title:___________________________________

Credit Suisse First Boston, New York Branch, as Facility Agent


By: /s/ Alberto Zonca
      Name: Alberto Zonca
      Title: Vice President

By: /s/ Matthew J. Monaco
      Name: Matthew J. Monaco
      Title: Associate

Alpine Securitization Corp., as Class A-1 Purchaser and Class B Purchaser

By: Credit Suisse First Boston, New York Branch,
its Attorney-in-fact

     By: /s/ Margoth Pilla
           Name: Margoth Pilla
           Title: Vice President

     By: /s/ Laura Lee
           Name: Laura Lee
           Title: Associate


CDC Financial Products, Inc., as Agent and
Class A-2 Purchaser


By: /s/ Rarnine Rouhani                      By: /s/ Louis Pinto
Name: Rarnine Rouhani                        Name:Louis Pinto
Title: Managing Director                     Title: Director


Eiffel Funding, LLC

By: Global Securitization Services, LLC, as Manager

     By:  /s/ Bernard J. Angelo
           Name: Bernard J. Angelo
           Title: Vice President

Asset Guaranty Insurance Company


By: /s/ Kim Nance-Meier
      Name: Kim Nance-Meier
      Title: Vice President